Exhibit 99.1

Microvast Statement Regarding 8-K Filing on Former SPAC Financials

HOUSTON, TX -- December 10, 2021

Microvast Holdings, Inc. (“Microvast” or the “Company”) (Nasdaq: MVST) today issued the below statement regarding its Form 8-K (the “8-K”) filed with the Securities and Exchange Commission (“SEC”) on December 10, 2021, which disclosed non-reliance on the historical financial statements of Tuscan Holdings Corp. (“Tuscan”) prior to the business combination with Microvast on July 23, 2021, as a result of an accounting classification error related to Class A common stock subject to possible redemption issued as part of the units sold in Tuscan’s initial public offering.

The matters addressed in the 8-K are unrelated to Microvast’s current operations. The “material weakness” referenced in the 8-K existed at Tuscan and does not carry over to Microvast. It is related to the interpretation and accounting for the Tuscan Class A public shares classified as permanent or temporary equity prior to the business combination with Tuscan. The underlying economics of the SPAC, the business combination proceeds, the sources and uses, and the valuation at the close of the transaction were not impacted.

In addition, the Company is retroactively restating Microvast's historical financial statements for the three years ended December 31, 2020 to reflect the business combination.

About Microvast

Microvast is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast was founded in 2006 and is headquartered near Houston, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:

Sarah Alexander

ir@microvast.com

(346) 309-2562

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.